                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

        [X] Preliminary Proxy Statement [ ] Confidential, for Use of the
                        Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                 [ ] Soliciting Material Pursuant to Rule 14a-12

                                   EVTC, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
             [ ] Fee computed on table below per Exchange Act Rules
                             14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
       -------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:
       -------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------

        (5) Total fee paid:

     -----------------------------------------------------------------------

        [ ] Fee paid previously with preliminary materials.
        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

     -----------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------------------

        (3)  Filing Party:

     -----------------------------------------------------------------------

        (4)  Date Filed:

     -----------------------------------------------------------------------

                            [EVTC, INC. LETTERHEAD]








                                               August 7, 2001


Dear Stockholders:


         We cordially invite you to attend the Annual Meeting of the Stockholders of EVTC, Inc., trading as Environmental Technologies Corp. (the "Company") to be held at 10:00 A.M. on September 14, 2001, at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP, 99 Wood Avenue South, Iselin, New Jersey 08830.

         The purpose of this meeting is to vote upon the proposals described in the accompanying Notice of Meeting and Proxy Statement.

         The Board of Directors recommends that Stockholders vote in favor of each of the proposals. We encourage all Stockholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the meeting, you may still vote in person.



                                        Sincerely,





                                        George Cannan
                                        Chairman of the Board

                                   EVTC, INC.
                  (trading as Environmental Technologies Corp.)
                               3125 W. Bolt Street
                             Fort Worth, Texas 76110



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be held on September 14, 2001



         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of EVTC, Inc., trading as Environmental Technologies Corp. (the "Company"), will be held at 10:00 A.M. on September 14, 2001 at the offices of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP, 99 Wood Avenue South, Iselin, New Jersey 08830 for the following purposes:

         1.   To approve the issuance of 2,550,000 shares of unregistered stock.

         2. To approve the appointment of BDO Seidman, LLP as independent public accountants of the Company.

         3. To elect seven (7) members to the Board of Directors to serve until the fiscal 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on August 1, 2001 will be entitled to notice of and to vote at the Meeting.

         Whether or not you intend to attend the Meeting, please complete, date and sign the enclosed Proxy. Your Proxy will be revocable, either in writing or by voting in person at the Meeting, at any time prior to its exercise.

                                     By Order of the Board of Directors



                                     ----------------------------------
                                     George Cannan, Chairman of the Board


Fort Worth, Texas
August 7, 2001

                                   EVTC, INC.
                  (trading as Environmental Technologies Corp.)
                               3125 W. Bolt Street
                             Fort Worth, Texas 76110


                                 PROXY STATEMENT


         Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders of EVTC, Inc. (the "Company") and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on August 1, 2001, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), present in person, or represented by Proxy, shall constitute a quorum at the meeting.

         As of the Record Date, the Company had 9,106,475 outstanding shares of Common Stock, the holders of which are entitled to one vote per share. A Proxy that is properly submitted to the Company may be revoked at any time before it is exercised by written notice to the Secretary of the Company, and any stockholder attending the meeting may vote in person and by doing so revokes any Proxy previously submitted by him. Where a stockholder has specified a choice on his Proxy with respect to a proposal, it will be complied with. If no direction is given, all the shares represented by the Proxy will be voted in favor of each proposal.

         The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Common Stock. Officers and regular employees of the Company may solicit Proxies personally and by telephone. The Annual Report of the Company for the year ended September 30, 2000, containing audited financial statements for such year, is enclosed with this Proxy Statement. This Proxy Statement and the enclosed Proxy are being sent to the stockholders of the Company on or about August 19, 2001.


STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   PROPOSAL 1
       APPROVAL OF THE ISSUANCE OF 2,550,000 SHARES OF UNREGISTERED STOCK

DESCRIPTION OF THE PROPOSAL

         The board is requesting that the stockholders approve the issuance of 2,550,000 shares of unregistered stock to two investors. The Company purposes to issue 750,000 shares of unregistered stock to Atomic Development, Inc. and 1,800,000 shares of unregistered stock to Success Investments, Inc., who purchased 1,450,000 shares of unregistered stock on July 20, 2001 under the same terms as proposed. The terms of the proposed Stock Purchase Agreement will include the investor's issuance of promissory notes due September 25, 2001 with an interest rate of 6.75%. The restricted stock shares will be issued by the Company based on a price of $.71 per share with a discount of 25% (net price of $.5325 per share). The securities will not be registered with the securities and exchange commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company. The proceeds from the issuance of the unregistered stock will be used to execute the asset acquisition of ACCTECH LLC ("Acctech") and other working capital requirements.

 The Company will acquire all the assets of Acctech LLC for cash. The Company made a board approved tender offer to Acctech on June 22, 2001 and it was accepted. The offer is based upon the financial position of Acctech LLC, for the period ended April 30, 2001. Any decreases in Acctech LLC equity from the period ended April 30, 2001 through the date of closing in excess of $150,000 would constitute a related adjustment to the Company's offer price. According to the offer, Acctech will forgive all outstanding liabilities owed to MidMark, or related entities including long term debt, current maturities of long-term debt and accrued interest payable.

BUSINESS OF ACCTECH LLC

         Acctech, based in Nanuet, New York, is a leading manufacturer and marketer of high quality, innovative cleaning products for Commercial, Governmental, and Institutional work environments. Acctech's family of brand products has been designed to increase workplace productivity and reduce downtime, by eliminating the problems resulting from inadequate equipment cleaning, maintenance and hygiene. Acctech's quality product lines are developed and engineered for specific applications and marketed under the brand names of Read Right and CleanTex. Their product line consists of wipers, presaturated pads and wipers, swabs, solvents; media & drive cleaning products; static prevention products; printer, copier and fax machine cleaners, precision compressed gas dusters; and electronic cleaning product kits used in a variety of industries that include: Fiber Optics, Electronics, Manufacturing, Medical, Laboratory, Banking, Telecommunications, Safety and Hygiene, and Field Service.
 Acctech has maintained a long-term customer relationship with the Company dating back to the late 1970's.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The board unanimously recommends that each stockholder vote in favor of this proposal. A majority of the votes entitled to be cast by the holders of all of the shares of Common Stock that are present at the meeting and entitled to vote will be necessary to adopt this proposal.

 THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF 2,550,000 SHARES OF UNREGISTERED STOCK.

                                   PROPOSAL 2.
                           APPROVAL OF THE APPOINTMENT
                   OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS

         The board has appointed, subject to approval of the stockholders, the firm of BDO Seidman, LLP ("BDO Seidman") as independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending September 30, 2001. BDO Seidman has served as the Company's independent public accountants since 1999 and audited the books and records of the Company for its fiscal years ended September 30, 1999 and 2000. To the knowledge of management of the Company, neither BDO Seidman nor any of their members has any direct or material indirect financial interest in the Company or any connection with the Company in any capacity other than as independent public accountants.

         Stockholder approval of this appointment is not required; however, as a matter of good corporate governance, the board is seeking approval of this appointment. If the appointment is not approved, the board must then determine whether to appoint other auditors prior to the end of the current fiscal year, and in such case, the opinions of stockholders will be taken into consideration.

         The following resolutions concerning the appointment of independent auditors will be offered at the meeting:

                  RESOLVED, that the appointment by the Board of Directors of BDO Seidman to audit the consolidated financial statements and related books, records and accounts of the Company and its subsidiaries for the fiscal year 2001 at a remuneration to be determined by the Board of Directors of the Company is hereby ratified.

         The enclosed Proxy will be voted as specified, but if no specifications is made, it will be voted in favor of the adoption of the resolution of approval of BDO Seidman as the Company's independent public accountants to audit the Company's financial statements for the fiscal year ending September 30, 2001.

                       DISCLOSURE OF AUDIT AND OTHER FEES

         Fees paid by the Company for the year 2000 annual audit were approximately $ 81,000. The Company did not pay any fees to its auditors during the last fiscal year for financial information systems design and implementation fees. The Company paid approximately $ 31,000 to its auditors for all other fees, which includes fees for consulting and other accounting and auditing services related primarily to reviews of quarterly information and acquisition activities. All fees were paid to the Company's principal accounting firm, BDO Seidman, LLP. The Audit Committee has considered whether the provision of the services included in other fees is compatible with maintaining the auditor's independence.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPOINTMENT OF BDO SEIDMAN AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

                                   PROPOSAL 3.
                              ELECTION OF DIRECTORS

         The Board of Directors is currently composed of seven (7) members. At the Annual Meeting, all directors will be elected to serve for one year expiring on the date of the Annual Meeting of Stockholders the following year. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Company's Bylaws. The names of the nominees for the Board of Directors are listed below. Shares represented by a properly executed Proxy in the accompanying form will be voted for such nominee. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named as proxies in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

         Except for Mr. Rice and Mr. Stephens, all persons named below are directors of the Company at the present time. There are no family relationships between any nominee, director or executive officer of the Company.

                                    NOMINEES

GEORGE CANNAN, SR. (Age 57). Mr. Cannan founded Environmental Materials Corp. ("EMC") a wholly owned subsidiary of the Company in 1975 and has been President, Chief Executive Officer and a director of EMC since that time. Mr. Cannan founded the Company in 1989; was President and Chief Executive Officer until December 31, 1995; has been Chairman of the Board and a director of the Company since 1989; and was reappointed Chief Executive Officer in 1999 until May 2001. In May 2001, Bobby G. Stephens succeeded Mr. Cannan as Chief Executive Officer. In July 1992, EMC became a wholly owned subsidiary of the Company. Mr. Cannan has been responsible for all phases of the Company's operations since its inception. Prior to founding EMC, Mr. Cannan was a manufacturer's representative in the automotive industry.

BOBBY G. STEPHENS. (Age 41). Mr. Stephens, a Certified Public Accountant, has been a partner of Null Lairson PC from 1996 to 1999 and most recently a partner of Bob Stephens and Associates from 1999 to 2001. While a partner, he was responsible for each firm's Corporate Services Section which focused on Energy Management Services, Transportation, Waste Management and Manufacturing. He was responsible for managing all compliance and consulting engagements, including engagements involving mergers, acquisitions and dispositions of business activities. He was also responsible for the firms SEC audit engagements. Mr. Stephens also earned the designations of Certified Management Accountant in 1988 and Certified Valuation Analyst in 1998. Mr. Stephens has owned and operated an Environmental Consulting firm that served both the business community and governmental entities. He has also owned and operated a processing plant with product distribution that covered the United States and overseas markets. Mr. Stephens succeeded Mr. Cannan as the CEO of the Company in May 2001.

JOHN STEFIUK. (Age 49). Mr. Stefiuk was the President of Federal Bronze Products, Inc. a metal servicing center and representative agency based in Newark, New Jersey. Mr. Stefiuk joined Federal Bronze in 1972 and became President in 1978. During his tenure at Federal Bronze, he held various managerial and operating positions until his retirement and is currently serving in a consulting capacity for Federal Bronze. Mr. Stefiuk has been a director of the Company since 1996.

CHUCK RICE, JR. (Age 46). Mr. Rice is a practicing attorney and his firm, Chuck Rice, Jr. and Associates, represents a widely varied clientele, providing special expertise and research and advocacy services in matters of environmental affairs, water and wastewater, municipality issues, waste management, regional systems, transportation and aquaculture. During Mr. Rice's 25 years of service at the Texas State Capitol, he has held positions as a Legislative Analyst for Texas senator Chet Brooks, was Coordinator of the Texas Task Force on Waste Management Policy from 1987 to 1990, Vice President of Legislative Affairs for the Texas Hospital Association (THA). Mr. Rice previously served as the Administrative Assistant to State Representatives Fred Agnich and Rollin Khoury, the Executive Research assistant, the Executive Research Assistant for Secretaries of State George Strake and Mark White, and Legislative Correspondent for the Texas Legislative Service. Mr. Rice was appointed a director in May of 2001 succeeding Mr. John Mazzuto, who resigned in 2001.

ROBERT J. CASPER. (Age 57). Mr. Casper is the President and Chief Executive Officer of R.J. Casper & Associates. He has held this position since 1992. Mr. Casper has been the Chairman of Concorde Science and Technology, Inc. since 1995. Mr. Casper has held prior positions as Chairman of Midwestern National Life Insurance Company, President of MC Equities, President/Chief Operating Officer of U.S. Life Corporation and Executive Vice President of Home Life Insurance Company. Mr. Casper's background encompasses over 30 years of experience in the life insurance industry, with 25 years of executive level, hands on management experience. Mr. Casper has been a director of the Company since 1999.

ZIA QURESHI. (Age 53). Mr. Qureshi is currently the Vice President of Metroplex Industries, Inc., a minority business enterprise involved with environmental consulting and privatization of water and wastewater systems throughout the country. He has held this position since 1998. Mr. Qureshi has held prior positions as President of Texas Ecologists from 1996 to 1998; President of Cougar Disposal, Inc. from 1992 to 1996; and Executive Vice President of Westernwaste Industries, Inc. Upon graduating from the University of Cincinnati he had several assignments centering on water, wastewater engineering and environmental issues. He worked for the State of Florida as a key regulator of water in northwest Florida. He relocated to Texas in 1978 and worked in the engineering consulting arena for the next 5 years, and was recruited away to become Corporate Manager of Engineering for BFI who was the largest waste management company at that time. Westernwaste Industries created his position whereby a new business line was managed and developed for a period of five years. Subsequent to that, Mr. Qureshi has been a private developer of projects related to greenfield landfill opportunities through private activity tax-free bonds.

PAUL E. SWARD. (Age 49). Mr. Sward currently serves as a Risk Management Consultant in Electric Power Restructuring and Energy related services. He started his career in Risk Management in 1978 in International Banking with a specialty in EuroCurrency Arbitrage. He was a contributor to the design of several widely adopted Option Pricing Systems. Mr. Sward has worked in the Energy Industry since 1986, and is well recognized in the Energy Trading Community for his innovations in standardized transactions and terminology. In 1992, Mr. Sward created CHOICE! Energy Incorporated, offering customized derivatives in Natural Gas, Crude Oil, and Refined Products from Houston, Texas. He held the position of Chief Operating Officer from 1995 to 2000. Under his leadership CHOICE! Energy consistently ranked among the top Options Desks in the industry. Mr. Sward is currently President and CEO of CHOICE! Broadband, a provider of wireless LAN solutions, and is a partner in Nieto Computer Services, L.L.C., a provider of Local Area Network and Internet based technology solutions.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT THE AFOREMENTIONED NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

                          INFORMATION CONCERNING BOARD

         The Board of Directors and the Board Committees met 2 times in fiscal 2000.

         The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee is responsible for reviewing the Company's audited financial statements, meeting with the Company's independent accountants to review the Company's internal controls and financial management practices, examining all agreements or other transactions between the Company and its directors and officers (other than those compensation functions assigned to the Compensation Committee) to determine whether such agreements or transactions are fair to the Company's stockholders and considering the adequacy of the Audit Committee Charter (See Exhibit A). Robert Casper, Zia Qureshi and Chuck Rice, Jr. will serve on the Audit Committee.

         The Compensation Committee is responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers and administering the Company's stock option plans. John Stefiuk, Zia Qureshi and Chuck Rice, Jr. will serve on the Compensation Committee.

         The Company's Executive Committee has the authority to act, between meetings of the full Board of Directors, on any matter that might properly be brought before the Board of Directors, subject to exception for certain major matters. George Cannan serves on the Executive Committee. If elected to the Board of Directors, Mr. Bobby G. Stephens will serve on the Executive Committee, replacing Mr. John Mazzuto who resigned in May of 2001.

         Directors of the Company receive no cash compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings. Directors receive options to purchase 5,000 shares of Common Stock for serving on the Board of Directors.

                             AUDIT COMMITTEE REPORT

         BDO Seidman, LLP served as the Company's independent public accountant for the year ended September 30, 2000. A representative of BDO Seidman, LLP will be available to respond to appropriate questions during the annual meeting.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountant is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee of the Board of Directors has reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2000 with management. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee has discussed the consolidated financial statements with BDO Seidman, LLP, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from BDO Seidman, LLP regarding its independence from the Company as required by Independence Standards Board Standard No 1 (Independence Discussions with Audit Committees), has discussed with BDO Seidman, LLP the independence of that firm and has considered the compatibility of non-audit services with the independence of BDO Seidman, LLP.

         Based upon the above materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                       The Audit Committee
                                       /s/  Jack Stefiuk
                                       ----------------------------
                                            Jack Stefiuk

                                       /s/  Robert Casper
                                       ----------------------------
                                            Robert Casper

                                       /s/  Chuck Rice, Jr.
                                       ----------------------------
                                            Chuck Rice, Jr.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this Proxy Statement, the name and number of shares of Common Stock held by each person known to the Company to own beneficially more than five percent (5%) of the Company's Common Stock and the number of shares owned by each director of the Company, the Company's Chief Executive Officer and its other four most highly compensated executive officers, and all directors and executive officers as a group. Each of the following has an address c/o EVTC, Inc., 3125
W. Bolt Street, Fort Worth, Texas 76110. All shares are owned directly by the named person.

                                           NUMBER OF
                   NAME                   SHARES OWNED     PERCENT OF CLASS(1)
                   ----                   ------------     -------------------
             George Cannan, Sr.             633,460 (2)             7.0%

             Caroline Costante              127,761                 1.4%

                John Stefiuk                 76,000 (3)             0.8%

               Robert Casper                 75,173 (4)             0.8 %

                Jason McCann                  1,700                  --

             Bobby G. Stephens                  --                   --

                Zia Qureshi                     --                   --

               Paul E. Sward                    --                   --

              Chuck Rice, Jr.                   --                   --

         Success Investments, Inc.          1,450,000               15.9%

       All Directors and Officers as
            a Group (9 persons)              914,094                10.0%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this report upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised.

(2) Includes 90,000 shares of Common Stock issuable upon the exercise of stock options, which are presently exercisable.

(3) Includes 5,000 shares of Common Stock issuable upon the exercise of stock options, which are presently exercisable.

(4) Includes 58,673 shares of Common Stock issued to Concorde Science and Technology, Inc.

                              CERTAIN TRANSACTIONS

         The Company's refrigerant packaging and distribution operations are located in a 21,000 square foot building situated at 550 James Street, Lakewood, New Jersey 08701. The building is leased at a rental of $10,000 per month from George Cannan, Sr., the Company's founder, Chairman and principal stockholder, pursuant to a 5-year lease. The Company believes that the terms of such lease are at least as favorable as those that it could obtain from a non-affiliated third party. Mr. Cannan is currently negotiating the sale of the building to Mr. John Stefiuk, a director of the Company.

         As of September 30, 1999, the Company had a $371,016 note receivable from George Cannan, Sr. This note receivable did bear interest at 7% per annum and was secured by the 21,000 square foot building located at 550 James Street in Lakewood, New Jersey. In January 2000, Mr. Cannan repaid the Company the note receivable in full and the Company continues to lease the building at a rate of $10,000 per month. This lease will expire December 31, 2004.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation for the Company's Chairman and Chief Executive Officer ("CEO) and each officer that earned over $100,000 during such years (the "Named Executives"):

                                                                                        STOCK
                       NAME AND PRINCIPAL                                              OPTIONS
                            POSITION                 YEAR    SALARY ($)   BONUS($)     (SHARES)
                       ------------------            ----    ----------   --------     --------
                       George Cannan, Sr.
                         Chairman/CEO                2000    $200,000        -          90,000
                                                     1999    $200,000        -            -0-
                                                     1998    $200,000        -            -0-

                       David A. Keener (1)
                         President                   2000    $150,000        -         125,000
                                                     1999    $123,077        -          45,000
                                                     1998    $ 85,998        -            -0-

(1) Mr. Keener resigned as of May 16, 2001.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth stock options granted to the Chairman and Chief Executive Officer ("CEO") and Named Executives as of September 30, 2000.

                         NUMBER OF OPTIONS             % OF TOTAL OPTIONS
                       GRANTED DURING FISCAL          GRANTED TO EMPLOYEES
                              YEAR END                   IN FISCAL YEAR             EXERCISE        EXPIRATION       GRANT DATE
        NAME             SEPTMBER 30, 2000             SEPTEMBER 30, 2000           ($/SHARE)          DATE          VALUE $ (1)
        ----           ---------------------          --------------------         -----------      ----------       ------------
George Cannan, Sr.             90,000                        12.3%                   $0.625          02/16/09            $56,250

David Keener                   25,000                         3.3%                    $1.31          09/28/09            $30,750

David Keener                  100,000                        13.4%                    $6.00          01/08/10           $564,000

(1) The fair value of each stock option granted is estimated on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions. Expected life of 5.0 years; expected volatility of 110% in 2000, 70% in 1999 and 48% in 1998; expected dividend yield of 0%; and risk-free interest rate of 5.8% in 2000, 5.88% in 1999 and 4.25% in 1998.

OPTION EXERCISES DURING, AND STOCK OPTIONS HELD AT END OF FISCAL 2000

         The following table indicates the total number and value of exercisable stock options held by the Named Executives as of September 30, 2000.

                                                                                           VALUE OF UNEXERCISED
                                               NUMBER OF UNEXERCISED                       IN-THE-MONEY OPTIONS
                                            OPTIONS AT FISCAL YEAR END                    AT FISCAL YEAR END (1)
                                          --------------------------------           --------------------------------
                     NAME                 EXERCISABLE        UNEXERCISABLE           EXERCISABLE        UNEXERCISABLE
                     ----                 -----------        -------------           -----------        -------------
              George Cannan,Sr.             90,000                 --                   $315,000               --

              David Keener (2)                0                 115,000                     0               $402,500

(1) Based on the last sale price for the Company's Common Stock on September 30, 2000 of $3.50 per share, as reported by NASDAQ.
(2) 55,000 shares were exercised during fiscal year 2000. The value received was $422,625.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and programs and is responsible for reviewing and approving the compensation of the Chief Executive Officer and other senior officers of the Company.

         The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY

         The Company believes that executive compensation should be based upon value returned to stockholders. The Company has developed compensation programs designed to reflect Company performance and to be competitive in the marketplace. In designing its compensation programs, the Company attempted to reflect both value created for stockholders while supporting the Company's strategic goals. The Company's compensation programs reflect the following themes:

     o Compensation should be meaningfully related to the value created for stockholders.

     o Compensation programs should support the Company's short-term and long-term strategic goals and objectives.

     o Compensation programs should promote the Company's value and reward individuals for outstanding contributions to the Company's success.

     o Short-term and long-term compensation should be designed to attract and retain superior executives.

         The Company's executive compensation is based upon three components, base salary, annual incentive bonuses and long-term incentives, which are intended to serve the overall compensation philosophy.

BASE SALARY

         The base salary of each executive officer is determined as a function of three principal factors: the individual's performance, the relationship of the individual's salary to similar executives in comparable companies, and increases in the individual's responsibilities, whether through promotions or otherwise.

ANNUAL INCENTIVE BONUS

         The Company's annual incentive bonuses are designed to reflect the individual officer's contribution to the profitability of the Company and any special achievements by the respective officers. Each officer's bonus is based upon the Company's performance in various areas, such as sales, profit margins, operating expenses and earnings before interest and taxes as compared to a pre-determined plan for each officer for each year.

                                        The Compensation Committee
                                        /s/  Jack Stefiuk
                                        ---------------------------
                                             Jack Stefiuk

                                        /s/  Robert Casper
                                        ---------------------------
                                             Robert Casper

                                PERFORMANCE GRAPH

         The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from September 30, 1995 through September 30, 2000 with the cumulative total return
(i) on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) of a peer group of specialty chemical industry companies (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group on September 30, 1995 and reinvestment of all dividends).

         This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such Acts.


                           [INTENTIONALLY LEFT BLANK]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG EVTC, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP


ENVIRONMENTAL TECHNOLOGIES CP


                              [PERFORMANCE GRAPH]


                                                       Cumulative Total Return
                                       ----------------------------------------------------------
                                        9/95       9/96     9/97        9/98      9/99      9/00
                                       ------     -----     -----      -----      ----      -----
EVTC, INC.                             100.00     64.95     70.10      13.40      9.28      28.87
NASDAQ STOCK MARKET (U.S.)             100.00    118.66    162.90     165.47    270.35     358.87
PEER GROUP                             100.00    101.48    109.25      55.02     55.12      49.23


-o- EVTC, INC.   -*- NASDAQ STOCK MARKET (U.S.) -+- PEER GROUP



* $100 INVESTED ON 9/30/95 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING SEPTEMBER 30.

                                     GENERAL

         The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy material to their principals.

         Unless otherwise directed, the persons named in the accompanying form of Proxy intend to vote all Proxies received by them in favor of each of the proposals identified herein. All Proxies will be voted as specified.

         Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the stockholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxies held by them in accordance with their judgment on such matters.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Stockholder proposals for inclusion in the proxy materials related to the 2001 Annual Meeting of Stockholders must be received by the Company no later than November 1, 2001. A stockholder must have been a record or beneficial owner of the Company's Common Stock for at least one year prior to November 1, 2001, and the stockholder must continue to own such shares, worth at least $1,000, through the date on which the meeting is held.

                             FORM 10-K ANNUAL REPORT

         Upon written request by any stockholder entitled to vote at the 2001 Annual Meeting, the Company will furnish that person without charge a copy of the Form 10-K Annual Report which it filed with the Securities and Exchange Commission for 2000, including financial statements and schedules. If the person requesting the report was not a stockholder of record on August 1, 2001, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's Common Stock at the close of business on that date. Requests should be addressed to EVTC, Inc., Attention Investor Relations, 3125 W. Bolt Street, Fort Worth, Texas 76110.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Company undertakes to provide, without charge, to any stockholder entitled to vote at the Meeting a copy of the following documents which are incorporated herein by reference: (i) Annual Reports on Form 10-K for the fiscal years ended September 30, 2000, 1999, 1998, 1997, and 1996 , respectively and
(ii) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000. Requests may be made in writing or orally, and should be directed to Bobby
G. Stephens, CEO, EVTC, Inc., 3125 W. Bolt Street, Fort Worth, Texas 76110, telephone number 817/759-8900 or fax number 817/759-8901. Copies will be mailed within one (1) business day of receipt of such request.


                                      By Order of the Board of Directors

                                      EVTC,  INC.


                                      --------------------------
                                      GEORGE CANNAN
                                      Chairman of the Board

 Fort Worth, Texas
 August 7, 2001

                                    EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                  OF EVTC, INC.

1.  AUDIT COMMITTEE PURPOSE

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         o Monitor the independence and performance of the Company's independent auditors and internal auditing department.

         o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

         Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

         Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors or significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

1.       Independent Auditors

                  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The Audit Committee shall:

1. Approve the fees and other significant compensation to be paid to the independent auditors.

2. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

3. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

4. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

5. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Internal Audit Department and Legal Compliance

                  The Audit Committee shall:

1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

2. Review the appointment, performance, and replacement of the senior internal audit executive.

3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

                  The Audit Committee shall:

1. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

2. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         Other Optional Charter Disclosures

                  The Audit Committee shall:

1. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

2.       Periodically perform self-assessment of audit committee performance.

3. Review financial and accounting personnel succession planning within the Company.

4. Annually review policies and procedures as well as audit results associated with directors and officers expense accounts and prerequisites. Annually review a summary of directors and officers related party transactions and potential conflicts of interest.